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                                                                Exhibit 10.31

                              EMPLOYMENT AGREEMENT
                              --------------------


     AGREEMENT by and between Coaxicom, Inc., a New York corporation (the "Company"), and Joel D. Gross (the "Executive"), dated as of the 1st day of October 1999.

     1. Employment Period. (a) The Company hereby agrees to employ the
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Executive, and the Executive hereby agrees to remain in the employ of the
Company, pursuant to the terms and conditions set forth in this Agreement, for the period commencing on the date hereof (the "Commencement Date") and ending on the second anniversary of the Commencement Date (the "Employment Period"), unless the Executive's employment terminates earlier pursuant to Section 4 of this Agreement.

     (b) The contract shall be automatically extended for successive one year periods unless either party gives 120 days advance written notice prior to the end of the original Employment Period or any extension thereof

     2. Position and Duties.
        -------------------

     (a) During the Employment Period, the Executive shall be initially employed as a Executive Vice President and CFO of the Company and as a member of the office of the President; provided, however, that Executive shall become President of the Company on the earlier of July 1, 2000 or upon an initial Public Offering. In addition, the Executive shall be nominated to the Board of Directors of the Company when the Board is expanded from 5 to 9 and, in the interim, the Executive shall be invited to attend all meetings of the Board. After becoming the President of the Company, the Executive shall perform such duties as are customary for a President at the Company and from the Commencement Date shall report to the Chief Executive Officer and the Board of Directors.

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     (b) During the Employment Period, and excluding any periods of vacation, holiday, personal leave and sick leave to which the Executive is entitled, the Executive shall devote the Executive's full business time, attention and ability to the business and affairs of the Company and shall use the Executive's best efforts to carry out the Executive's responsibilities faithfully and efficiently in a professional manner. It shall not be considered a violation of the foregoing for the Executive to (a) serve on corporate or civic boards approved by the Company (which approval shall not be unreasonably withheld) or on charitable boards or committees, (b) deliver lectures or fulfill speaking engagements and (c) manage personal investments, so long as the activities referred to in clauses (a) through (c) above do not substantially interfere with the performance of the Executive's responsibilities as a key Executive of the Company in accordance with this Agreement.

     (c) The Executive's primary office shall be located in New York City, provided, that the Executive's primary office may be relocated in connection with the relocation of the Company's headquarters within New York, New Jersey or Connecticut, subject to reimbursement for all of Executive's expenses in connection with any move he is required to make.

     3.   Compensation.
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     (a) Base Salary. During the first year of the Employment Period, the
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Executive shall receive an annual base salary ("Annual Base Salary") of
$260,000, payable pursuant to the Company's normal payroll practices. Effective as of the first anniversary date of Employment and each succeeding anniversary date, the Annual Base Salary then in effect shall be reviewed by the Board of Directors of the Company ("the Board") and increased (but not decreased) by a minimum of 5% per annum or such greater percentage as the Board in its sole discretion shall

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determine based upon the performance of the Executive and the Company and the base salary (and raises) paid by the Company to the CEO of the Company or any Executive with comparable responsibilities (the "peer executives").

     (b) Annual Bonus. For each fiscal year or part thereof of the Company
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during the Employment Period, if specified target performance goals communicated to the Executive for the Company's fiscal year are met, the Executive's annual target bonus shall be equal to 50% of the Annual Base Salary paid during such fiscal year (the "Target Bonus") and shall be reduced and increased in accordance with an appropriate payout curve (established annually by the Board after consultation with the Executive) if such target performance goals are not met or are exceeded. After the first full fiscal year of the Company the Executive's Target Bonus shall be reviewed by the Board and may be increased, but not decreased, in accordance with the principals set forth in Section 3 (a) above for salary increases.

     (c) Benefit Plans. The Executive shall be treated in the same manner as,
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and shall be entitled to such benefits and other perquisites and terms and conditions of employment no less favorable than those provided to peer executives.

     (d) Long-Term Incentives. The Executive shall receive an initial grant of a
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Company stock option to purchase 830,000 shares of Company common stock at a purchase price of $3.75. Such initial Option Grant shall vest as follows;

     (i)25% of such grant shall vest on the earlier of an initial public offering or the first anniversary date of Employment,

     (ii) the remaining 75% shall vest ratably on a monthly basis on the last day of each of the 36 calendar months following the first anniversary of the Commencement Date.

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     On each Anniversary Date of Employment the Company shall make an additional
Option Grant commensurate with that of other peer executives, provided, however, that during the first two anniversary dates of Employment the Executive shall receive a minimum Option Grant of 75,000 shares at a purchase price equal to the then fair market value of the Company's common stock on the date of grant. Such option shall vest in the same manner as provided above for the initial Option Grant unless the Board of Directors shall provide a faster vesting period.

     Each grant of stock options shall be designated as incentive stock options to the maximum extent permitted by the Internal Revenue Code of 1986, as amended, and the Company's stock option plans, and the remainder shall be designated as non-qualified stock option.

     During the first 90 days of employment the Executive shall have the right to purchase common shares of the Company up to a maximum of 370,000 shares at the fair market value of the common stock, which has been established at $3.75. The Executive may pay for such purchase by check acceptable to the Company. The Executive agrees to make such representations and agree to such restrictions on transfer of such shares as the Company may reasonably request to ensure compliance with all applicable securities laws.

     (e) Expenses. During the Employment Period, the Executive shall be entitled to receive reimbursement for all reasonable business expenses incurred by the Executive in carrying out the Executive's duties under this Agreement in accordance with the policies of the Company, provided that the Executive complies with the policies of the Company for submission of expense reports, receipts, or similar documentation of such expenses.

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Company and (c) delivery to the Executive of a notice of termination from the
Board of Directors of the Company stating its opinion that the Executive was guilty of the conduct set forth above and specifying the particulars thereof.

     (c) Good Reason. The Executive may terminate employment for Good Reason.
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"Good Reason" means, without the Executive's written consent: (i) a material adverse change in the Executive's title or the assignment of duties to the Executive materially and adversely inconsistent with the Executive's position;
(ii) any material failure by the Company to comply with Section 3 or other provisions of this Agreement; or (iii) any requirement by the Company that the Executive's primary office location be other than in the states of New York, New Jersey, or Connecticut. In the event the Executive determines that Good Reason exists, the Executive must notify the Company of such determination in writing, within sixty (60) days following the Executive's actual knowledge of the event which the Executive determines constitutes Good Reason, or such event shall not constitute Good Reason under this Agreement. Following receipt of such notice, if the Company remedies such event within twenty (20) days following notice, the Executive may not terminate employment for Good Reason as a result of such event.

     (d) Date of Termination. "Date of Termination" means (i) if the Executive's
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employment is terminated by the Company or by the Executive (other than for death or Disability), the date of receipt of the Notice of Termination or any later date (within 30 days following such notice) specified therein, and (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the date of Disability, as the case may be.

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     5. Obligations of the Company upon Termination.
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     (a) Other Than for Cause, Death or Disability; Good Reason. If during the
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Employment Period, the Company terminates the Executive's employment, other than for Cause, death or Disability, or if the Executive terminates employment for Good Reason:

     (i) the Company shall pay the Executive, in one lump cash sum the sum of 50% of the Executive's Annual Base Salary.

     (ii) within thirty (30)days following the Date of Termination, the Company shall pay the Executive his Annual Base Salary through the Date of Termination, or any earned bonus to the extent not yet paid;

     (iii) at the time annual bonuses for the fiscal year in which the Date of Termination occurs are paid, the Company shall pay the Executive a pro rata annual bonus based upon actual performance under the annual bonus plan for such fiscal year, to the extent not otherwise paid;

     (iv) any unvested Company stock options or other stock awards held by the Executive as of the Date of Termination will continue to vest as if Executive had remained employed by the Company until such time as the percentages of each such option and award determined in accordance with the following clauses has vested: (x) if the Date of Termination is on or before the date six months following the Commencement Date, 50%; (y) if the Date of Termination occurs after the date six months following the Commencement Date but on or before the date eighteen months following the Commencement Date, 50% plus 4.1667% for each calendar month following the Commencement Date and before the Date of Termination; and (z) if the Date of Termination is after the date eighteen months following the Commencement Date, 100%.

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     (v) to the extent exercisable, any Company stock option will remain exercisable in accordance with their original terms.

     (vi) the Executive shall continue to receive employee benefits for a period of six months following the Date of Termination and the Executive's eligible dependents will continue to be eligible to participate in the Company's medical, dental, life and other welfare insurance plans (subject to the Executive continuing to make any required contributions to such plans) for a period of six months following the Date of Termination (or the Company shall provide equivalent benefits for such period); provided, that such continued benefits shall cease upon the Executive becoming eligible for comparable benefits from a subsequent employer;

     (vii) other benefits, if applicable, shall be paid to the Executive in accordance with applicable plans and programs of the Company.

     (b) Death or Disability. If the Executive's employment is terminated by
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reason of the Executive's death or Disability during the Employment Period:

     (i) the Company shall pay the Executive (or the Executive's survivors, if applicable) the Executive's Annual Base Salary through the Date of Termination, to the extent not yet paid;

     (ii) all Company stock options and Stock Awards will vest, and such stock options shall remain exercisable until the original term of the stock option;

     (iii) other benefits, if applicable, shall be paid to the Executive (or the Executive's Survivors, if applicable) in accordance with applicable plans and programs of the Company

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     (c) Cause; Other than Good Reason. If the Executive's employment is
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terminated by the Company for Cause during the Employment Period or the
Executive voluntarily terminates employment during the Employment Period (other than for Good Reason), the Company shall pay to the Executive the Executive's Annual Base Salary through the Date of Termination or any unearned bonus to the extent not yet paid, and the Company shall have no further obligations under this Agreement. Upon the Executive's Date of Termination for Cause, all unvested Company stock options and Stock Awards shall be immediately canceled and forfeited. The vested stock option may be exercised at any time prior to the expiration of the original term.


     6. Change of Control. If there is a Change of Control of the Company (as
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defined below) all unvested stock options or stock awards shall become 100%
vested. In addition, the Executive may elect within six (6) months following such change of control to terminate his employment and such termination shall be treated as a termination for Good Reason and the Executive shall receive the benefits provided in Section 5 (a) above for such Termination. As used herein, "Change of Control" means the occurrence of any of the following: (i) the Company consolidates with or merges with or into another person pursuant to the transaction in which the outstanding securities of the Company are converted into or exchanged for cash or other property or for securities possessing less than 50 %of the voting power of the outstanding securities of the person surviving such merger or consolidation; (iii) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person; or (iv) any "person" or "group" (as such terms are used in Sections 13(d)and 14(d) of the Securities Exchange Act of 1934, as amended), other than the holders of the securities of the Company as of

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the date hereof, shall, by virtue of ownership of securities or by agreement or otherwise, be entitled to elect a majority of the directors of the Company.

     7. Right to Require Purchase. If for any reason the Company is not a public
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company, after the Executive's employment ends the Executive, in his sole discretion, may require the Company to purchase acquired by the executive in accordance with the last paragraph of Section 3(i) hereof at its then fair market value as determined by an independent appraiser selected by the parties.

     8. Confidential Information. The Executive agrees that he will not at any
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time during or after the Executive's employment with the Company for any reason, directly or indirectly, disclose to any person any confidential information of the Company, other than information that is already known to the public, except as may be required in the ordinary course of business of the Company or as may be required by law. Promptly upon the termination of this Agreement for any reason, the Executive agrees to return to the Company any and all documents, memoranda, drawings, notes and other papers and items (including all copies thereof, whether electronic or otherwise) embodying any confidential information of the Company which are in the possession or control of the Executive.

     9. Intangib1e Assets and Non-Solicitation. (a) The Executive shall not at
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any time have or claim any right, title or interest in any trade name, trademark, copyright, or other similar rights belonging to or used by the Company and shall not have or claim any rights, title or interest in any material or matter of any sort

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prepared for or used in connection with the business of the Company or promotion of the Company, whether produced, prepared or published in whole or in part by the Executive.

     (b) Hire or attempt to hire for employment any person who is employed by the Company or attempt to influence any such person to terminate employment with the Company, except to the extent the Executive is acting on behalf of the company in good faith; provided, however, that nothing herein shall prohibit the Executive from general advertising for personnel not specifically targeting any employee or other personnel of the Company.

     10. Release. Effective upon the Date of Termination pursuant to the
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provisions of Sections 4(a), (b) or (c) of this Agreement, in consideration of the payments to be made to the Executive pursuant to Sections 5(a), (b) or (c) of this Agreement and as a condition to the payment thereof, the Executive acknowledges that all such payments, if made in accordance with the terms of this Agreement, shall constitute complete satisfaction of all obligations owed by the Company to the Executive and shall further constitute the Executive's sole remedy against the Company.

     11. Arbitration. Any dispute, controversy, or question arising under, out
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of, or relating to this Agreement (or the breach thereof) or, Executive's employment with the Company or termination thereof, shall be referred for arbitration in the State of New York to a neutral arbitrator selected by the Executive and the Company and this shall be the exclusive and sole means for resolving such dispute. The arbitration proceeding shall be governed by the

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Employment Rules of the American Arbitration Association then in effect or such rules last in effect (in the event such Association is no longer in existence) but shall not be conducted under the auspices of the Association, and the decision of the arbitrator shall be governed by the rule of law. If the parties are unable to agree upon a neutral arbitrator within thirty (30)days after each party has given the other written notice of the desire to submit the dispute, controversy or question for decision as aforesaid, then either party may apply to the CPR of New York City for the appointment of a neutral arbitrator or, if the CPR is not then in existence or does not desire to act in the matter, either party may apply to the Presiding Judge of the appropriate court for the appointment of a neutral arbitrator to hear the parties and settle the dispute, controversy or question. Such right to submit a dispute arising hereunder to arbitration and the decision of the neutral arbitrator shall be final, conclusive and binding on all parties and interested persons and no action at law or in equity shall be instituted or, if instituted, further prosecuted by either party other than to enforce the award of the neutral arbitrator. The arbitrator shall take submissions and hear testimony, if necessary, and shall render a written decision as promptly as possible. The arbitrator may require any form of discovery (e.g., depositions) in making his decision. In connection with any arbitration, the Company will reimburse the Executive for all reasonable attorneys' fees and disbursements as incurred in connection therewith following the receipt of invoices for such fees and disbursements. If the Company prevails on all substantial claims in the dispute submitted for arbitration then the Executive will reimburse the Company for such legal fees.

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     12. Successors.
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     (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, executors and administrators.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, provided that the Company may not assign this Agreement except in connection with the assignment or disposition of all or substantially all of the assets or stock of the Company, or by law as a result of a merger or consolidation. In the event of such assignment a failure by the successor to specifically assume in writing, delivered to the Executive, the obligations and liabilities of the Company hereunder shall be deemed a material breach of this Agreement.

     (c) The Company shall require any to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such assignment had taken place.

     13. Miscellaneous.
         -------------

     (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its conflict of law rules. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

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     (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


         If to the Executive:
         -------------------

         Joel D. Gross
         85 Knightsbridge
         Watchung, NJ 07060

         If to the Company:
         -----------------
         Coaxicom, Inc.
         45-18 Court Square
         Suite 403
         Long Island City, NY 11101


                  Attention: Chief Executive Office

     or to such other address as either party furnishes to the other in writing in accordance with this paragraph. Notices and communications shall be effective when actually received by the addressee.

     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

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     (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

     (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

     (f) Except as provided herein, the Executive and the Company acknowledge that this Agreement constitutes the entire agreement between the parties and supersedes any prior agreement between the Executive and the Company concerning the subject matter hereof

     (g) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

     (h) The Company shall reimburse Executive for all fees and expenses incurred in connection with the negotiation and preparation of this agreement.

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     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.








 COAXICOM, INC.

/s/ Vern Kennedy

By:

Title: President PCEO


Executive

/s/ Joel D. Gross
------------------------
Joel D. Gross

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